EXHIBIT 4.2
CELANESE US HOLDINGS LLC,
as successor to BCP Caylux Holdings Luxembourg S.C.A.
9 5/8% Senior Subordinated Notes due 2014
10 3/8% Senior Subordinated Notes due 2014

THIRD SUPPLEMENTAL INDENTURE
Dated as of March 21, 2007
with respect to the
INDENTURE
Dated as of June 8, 2004

THE BANK OF NEW YORK,
as Trustee

THIRD SUPPLEMENTAL INDENTURE
     Third Supplemental Indenture (this “Supplemental Indenture”), dated as of March 21, 2007, among Celanese US Holdings LLC, a Delaware limited liability company (“Celanese LLC”) (formerly BCP Crystal US Holdings Corp., a Delaware corporation (“US Holdco”), the successor to BCP Caylux Holdings Luxembourg S.C.A., a Luxembourg partnership limited by shares (“BCP Caylux”)), Celanese Holdings LLC, a Delaware limited liability company, as parent guarantor (the “Parent Guarantor”) (formerly BCP Crystal Holdings Ltd. 2, a Cayman Island exempt company (“BCP Crystal”)), the entities set forth in the schedule hereto (collectively, the “New Guarantors”) and The Bank of New York, as trustee (the “Trustee”).
WITNESSETH
     A. WHEREAS, BCP Caylux and BCP Crystal have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented, or otherwise modified, the “Indenture”), dated as of June 8, 2004, providing for the issuance of 9 5/8% Senior Subordinated Notes due 2014 (the “Dollar Notes”) and 10 3/8% Senior Subordinated Notes due 2014 (the “Euro Notes,” and collectively with the Dollar Notes, the “Notes”), as amended by a supplemental indenture, dated as of October 5, 2004 (the “First Supplemental Indenture”), among US Holdco, BCP Caylux, BCP Crystal and the Trustee, and as further amended by a supplemental indenture (the “Second Supplemental Indenture”), dated as of October 5, 2004, among US Holdco, the New Guarantors and the Trustee.
     B. WHEREAS, pursuant to and in accordance with Section 9.02 of the Indenture, Celanese LLC has obtained, on or prior to the date hereof, the consent of the holders of at least a majority in principal amount at maturity of the Notes then outstanding issued under the Indenture to the amendments to the Indenture set forth in this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed for the equal and ratable benefit of the holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Amendments to Indenture. At such time as Celanese LLC delivers written notice to (i) the Trustee, (ii) D.F. King & Co., Inc., the Tender Agent for the Dollar Notes for purposes of a tender offer and consent solicitation for the Dollar Notes, and (iii) Deutsche Bank AG and Deutsche Bank Luxembourg, S.A., the Tender Agents for the Euro Notes for purposes of a tender offer and consent solicitation for the Euro Notes, that Notes representing at least a majority in aggregate principal amount of outstanding Notes tendered (and not validly withdrawn) have been accepted for purchase pursuant to the Celanese LLC’s Offer to Purchase and Consent Solicitation Statement dated March 6, 2007, the following amendments will become operative:

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(a) The following Sections of the Indenture, and any corresponding provisions in the Notes, hereby are deleted in their entirety and replaced with “[Intentionally Omitted],” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Existing Section Number	Caption

Section 4.02	Reports and Other Information

Section 4.03	Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.04	Limitation on Restricted Payments

Section 4.05	Dividend and Other Payment Restrictions Affecting Subsidiaries

Section 4.06	Asset Sales

Section 4.07	Transactions with Affiliates

Section 4.08	Change of Control

Section 4.09	Compliance Certificate

Section 4.10	Further Instruments and Acts

Section 4.11	Liens

Section 4.12	Limitation of Other Senior Subordinated Indebtedness

Section 4.14	Business Activities

Section 5.01	Consolidation, Merger or Sale of Assets by the Issuer

Section 5.02	Consolidation, Merger or Sale of Assets by a Guarantor

Section 11.06	Execution of Supplemental Indenture for Future Guarantors
(b) Paragraphs (c), (d), (e), (f), (g) and (h) of Section 6.01 of the Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.
(c) Sub-paragraphs (a)(ii) and (a)(iii) of Section 8.03 of the Indenture are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.
(d) Paragraph (a) of Section 11.01 is hereby deleted in its entirety and replaced with the following:
Upon issuance of the Notes, the Guaranteed Obligations (as defined below) of the Issuer pursuant to the Notes, including any repurchase obligation resulting from a Change of Control, shall be unconditionally guaranteed by the Parent Guarantor, which Guarantee may be released at any time after the issuance of the Notes at the option of the Issuer and the Parent Guarantor. From and after the completion of the Restructuring, the Guaranteed Obligations of the Issuer pursuant to the Notes, including any repurchase obligation resulting from a Change of Control, shall be unconditionally guaranteed, jointly and severally, on

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an unsecured subordinated basis, by each Wholly Owned Restricted Subsidiary of the Issuer that guarantees the Issuer’s obligations under the Credit Agreement (each, a “Guarantor”) prior to March 21, 2007.
(e) Any definitions used exclusively in the provisions of the Indenture deleted pursuant to paragraphs (a), (b), (c) or (d) of this Section 2 are hereby deleted in their entirety.
     3. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are made by Celanese LLC, the Parent Guarantor and the New Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     8. Effectiveness. This Supplemental Indenture shall become effective upon execution by Celanese LLC, the Parent Guarantor, the New Guarantors and the Trustee.
[Signature page follows]

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     IN WITNESS WHEREOF, each of the parties hereto have caused this Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

CELANESE US HOLDINGS LLC
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

THE BANK OF NEW YORK, as Trustee
By:	/s/ Lesley Daley
	Name:	Lesley Daley
	Title:	Assistant Vice President

CELANESE HOLDINGS LLC
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE ACETATE LLC
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE AMERICAS CORPORATION
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE CHEMICALS, INC.
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE FIBERS OPERATIONS, LTD.
By:	/s/ Douglas M. Madden
	Name:	Douglas M. Madden
	Title:	President

Third Supplemental Indenture

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CELANESE HOLDINGS, INC.
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE INTERNATIONAL CORPORATION
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE LTD.
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary of Celanese International Corporation, General Partner of Celanese Ltd.

Third Supplemental Indenture

CELANESE OVERSEAS CORPORATION
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CELANESE PIPE LINE COMPANY
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

Third Supplemental Indenture

CELTRAN, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

Third Supplemental Indenture

CELWOOD INSURANCE COMPANY
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

CNA FUNDING LLC
By:	/s/ Judy H. Yip
	Name:	Judy H. Yip
	Title:	Vice President

Third Supplemental Indenture

CNA HOLDINGS, INC.
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

FKAT LLC
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

TICONA FORTRON INC.
By:	/s/ John Wardzel
	Name:	John Wardzel
	Title:	Vice President and Principal Executive Officer

Third Supplemental Indenture

TICONA LLC
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

TICONA POLYMERS, INC.
By:	/s/ Kevin Rogan
	Name:	Kevin Rogan
	Title:	Assistant Secretary

Third Supplemental Indenture

SCHEDULE
NEW GUARANTORS
Celanese Acetate LLC
Celanese Americas Corporation
Celanese Chemicals, Inc.
Celanese Fibers Operations, Ltd.
Celanese Holdings, Inc.
Celanese International Corporation
Celanese Ltd.
Celanese Overseas Corporation
Celanese Pipe Line Company
Celtran, Inc.
Celwood Insurance Company
CNA Funding LLC
CNA Holdings, Inc.
FKAT LLC
Ticona Fortron Inc.
Ticona LLC
Ticona Polymers, Inc.
Third Supplemental Indenture